EXHIBIT 23.4

Consent of Independent Auditors

We consent to the incorporation by reference on Form SB-2 of our report dated August 9, 2002 on our audit of the consolidated financial statements of Superstock, Inc. as of May 31, 2002 and for the year then ended, included on Form SB-2 of a21, Inc.


Grenadier, Howard & Associates, P.A.

By:/s/ John W. Howard
   ---------------------------------
   Managing Director

Jacksonville, Florida
September 23, 2004